EXHIBIT 10.8

                                    AGREEMENT

      THIS AGREEMENT ("Agreement") is made and entered this 18th day of March, 1998, by and between Paymentech Merchant Services, Inc., formerly known as First USA Merchant Services, Inc. ("Paymentech"), and BankFirst ("BankFirst").

                                   WITNESSETH:

      WHEREAS,   Paymentech   performed  credit  card  processing  services  for
Electronic Communications Corporation ("ECC") and/or BankFirst and its merchant customers for a period through March 6, 1998; and

      WHEREAS, on November 24, 1997, BankFirst filed a lawsuit in the Chancery Court for Sevier County, Tennessee, against ECC and Steve Newland, bearing Case No. 97-11-328 (the "Lawsuit"), and on December 29, 1997, BankFirst filed an Amended Verified Complaint in the Lawsuit joining Paymentech as a Defendant; and

      WHEREAS, Paymentech has filed a Counterclaim against BankFirst and a Cross-Claim against ECC in the Lawsuit; and

      WHEREAS, while performing processing services for BankFirst, Paymentech mistakenly overpaid BankFirst the total sum of $4,395,835.90, as more particularly shown on Exhibit 1 attached hereto, and those overpayments were reported by BankFirst to First USA; and

      WHEREAS, the Amended Verified Complaint alleges that based on an interim accounting, through November 28, 1997, Paymentech made unauthorized and unreported deductions from wire transfers to BankFirst in the aggregate amount of $544,393; and the Counterclaim filed by paymentech alleges that in performing processing services, Paymentech inadvertently overpaid BankFirst the total sum of $3,967,907.77 (now adjusted to $3,967,887.77); and

      WHEREAS, BankFirst acknowledges that it received overpayments from Paymentech, as reported by BankFirst to Paymentech, and is willing to repay that portion of the overpayments net of certain amounts as herein specified to Paymentech pending the resolution of the Lawsuit based upon the terms and provisions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements of the parties set forth below, it is agreed as follows:

      1. Immediately upon the execution of this Agreement, BankFirst shall pay Paymentech, by wire transfer, the total sum of $3,088,245.01. The amount to be wire transferred represents the total amount of the overpayments as certified by Paymentech and as set forth on Exhibit 1 in the amount of $4,395,835.90, less a wire transfer which was returned by BankFirst on January 7, 1998 in the amount of $427,948.13, less net debits in the total amount of $253,957.78 sent by Paymentech to BankFirst on December 30, 1997, and December 31, 1997, less fees reported by Paymentech to have been collected by Paymentech and owed to BankFirst as of January 31, 1998 in the amount of $81,291.98, and less the total sum of $544,393.00 which is the amount of the alleged unauthorized wire transfers as set forth in Exhibit I to the Amended Verified Complaint.

      2. In order to induce BankFirst to make the wire transfer described in paragraph 1 above, Paymentech hereby makes the following certifications to
BankFirst:

            (a) The overpayments reflected in Exhibit 1 attached hereto were wire transferred to BankFirst in error. These wire transfers were duplicate payments of amounts already paid to BankFirst or its merchants and, as such, the amounts wired in error do not rightfully belong to BankFirst.

            (b) The Automated Clearing House ("ACH") debits reflected on Exhibit 2 attached hereto were sent to BankFirst by Paymentech in order to recoup a portion of the amounts wired in error, and the debits as indicated on attached
Exhibit 2 were not accepted by BankFirst thereby reversing the indicated debits. The only debits which have reached funds of BankFirst are in the net aggregate amount of $253,957.78, as set forth in Exhibit 2. No other debits have been initiated by Paymentech to collect any of the overpayments, and there have been no other charges made against any accounts or funds of BankFirst to collect any of the overpayments.

      3. BankFirst acknowledges that the funds being retained by BankFirst in the amount of $544,393.00 are being retained only as an exercise of BankFirst's claimed setoff rights against amounts claimed in the Lawsuit. If the final judgment in the Lawsuit is not in favor of BankFirst against Paymentech, or if such judgment is less than the amount being retained by BankFirst, upon the judgment becoming final, BankFirst will immediately return all funds being retained by it, with any interest and other amounts as may be awarded by the Court to Paymentech. Also, by retaining $544,393, BankFirst does not waive any right to amend the Amended Verified Complaint to seek a recovery against Paymentech in a higher amount. Likewise, Paymentech does not waive any right to amend its Counterclaim to assert any claim not resolved in this Agreement.

      4. The parties acknowledge that there will be additional bank account debits sent by Paymentech to BankFirst related to the processing of BankFirst's merchants' transactions, especially relating to the merchant's chargebacks and discount fees. Therefore, the receipt by BankFirst of such debits in the ordinary course of business will be considered an exception to the certifications set forth in paragraph 2 above. However, this Agreement does not preclude or otherwise affect any right of BankFirst or its merchant customers to contest chargebacks. Furthermore, this Agreement does not address processing fees charged by Paymentech for the months of February and March, 1998, or thereafter, and Paymentech's collection of fees for that period from BankFirst's merchants and any resulting amounts owed by one party to the other.

      5. Paymentech has given BankFirst credit for net debits in the amount of $253,957.78, which were sent by Paymentech to BankFirst via ACH. BankFirst agrees that it will take no action to return these debits to Paymentech since BankFirst has been given credit for the full amount of the original net debits.

      6. Paymentech agrees that it will not process any further ACH debits to BankFirst, except for those contemplated by paragraph 4 above.

      7. Paymentech hereby releases BankFirst from any claims associated with the overpayments (except as to the retained funds in the amount of $544,393.00), including any interest on such overpayments, and Paymentech's Counterclaim against BankFirst will be amended to reduce the claim from $3,967,907.77 to $544,393.00; provided, however, such release shall not be construed to release any claim by Paymentech for prejudgment interest on the funds being retained by BankFirst, nor shall it operate as a release of any other claims asserted (or which may hereafter be asserted consistent with this Agreement) by Paymentech in its Counterclaim in the Lawsuit. BankFirst hereby releases Paymentech from any claims associated with BankFirst's retention of $81,291.98 from the overpayment amount, as referenced in paragraph 1 above.

      8. Net ACH transfers from Paymentech to BankFirst in the amount of $98,356.53 on November 26, 1997 and $320,259.49 on November 28, 1997, resulted in the issuance of duplicate credits to BankFirst's merchant customers. BankFirst subsequently reversed the second credit to all affected merchants and as of the date of this Agreement no merchants have asserted a claim against BankFirst for such action. Paymentech agrees to indemnify and hold BankFirst harmless from any losses and expenses from any claims asserted against BankFirst by its merchants resulting from the reversal of the above-described credits.

      9. This Agreement may only be amended in writing. Any disputes concerning the interpretation of this Agreement or the parties' rights and responsibilities hereunder shall be resolved in the Lawsuit. This Agreement may be executed on facsimile copies hereof and by signatures appearing in the facsimile copies. Each party represents that the person signing this Agreement has been duly authorized to do so by any and all required corporate action of such party.

      10. The initial WHEREAS provision of this Agreement is not intended to affect or in any manner waive the position of Paymentech as stated in its Answer, Counterclaim and Cross-Claim in the Lawsuit as to the person or entity to which it was providing credit card processing services.

      IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives on the day and date first written above.

                                                   BANKFIRST

                                                   BY: /s/ David Allen
                                                      --------------------------
                                                   ITS: Sr. V. P.

                                                   PAYMENTECH MERCHANT
                                                   SERVICES, INC.

                                                   BY: /s/ Alyse J. Nachson
                                                      --------------------------
                                                   ITS: Sr. Director

                                   Exhibit 1

         -------------------------------------------------------------
            Date                                     Wires Sent
            ----                                     ----------
            1-Dec                                      2,621.64
            3-Dec                                    467,218.71
            3-Dec                                    737,204.45
            4-Dec                                    125,313.90
            5-Dec                                    128,815.25
            8-Dec                                    103,389.68
            9-Dec                                    140,286.21
            10-Dec                                   439,165.45
            11-Dec                                   126,634.98
            12-Dec                                   104,476.07
            15-Dec                                   111,591.70
            16-Dec                                   121,309.49
            17-Dec                                   389,952.17
            18-Dec                                    98,558.65
            19-Dec                                   107,276.49
            22-Dec                                    82,281.58
            23-Dec                                    90,070.48
            24-Dec                                   328,782.66
            26-Dec                                   111,382.30
            29-Dec                                    89,083.52
            30-Dec                                    82,472.41

            31-Dec                                   427,948.13

                                                   4,395,835.90


            Returned wire 1-7-98 (427,948.13)      3,967,887.77

         -------------------------------------------------------------

                                   Exhibit 2

         -------------------------------------------------------------
                                                      Returned  by
                                                         Bank
                Debits           Credits              as of 3/16/98
                ------           -------              -------------
              127,658.18        (1,383.96)
              128,187.63          (502.07)
              192,243.54          (109.38)                  x
              194,923.41        (1,860.13)                  x
               30,817.08        (1,066.92)                  x
               19,812.14           (17.53)                  x
               20,580.30                                    x
               17,919.73          (527.64)                  x
               29,336.44           (10.88)                  x
                7,813.63        (4,036.85)                  x
               11,023.70                                    x
                5,457.62                                    x
                6,326.42          (250.70)                  x
               22,552.85          (218.58)                  x
                3,087.82           (44.00)                  x
                3,672.65          (188.56)                  x
                2,160.11           (69.13)                  x
               12,453.03           (54.25)                  x
                1,058.64          (441.56)                  x
                3,935.90           (45.00)                  x
                  914.15          (531.60)                  x
                  439.22           (29.85)                  x
                5,844.33                                    x
                  260.76          (249.09)                  x
                  175.68                                    x
                 1238.04          (288.66)                  x
                1,839.08          (147.74)                  x
                3,735.08                                    x
                1,063.30           (67.50)                  x
                  120.00           (29.07)                  x
                                   (29.73)                  x
                  200.00          (503.38),                 x

         -------------------------------------------------------------

                                   Exhibit 2

         -------------------------------------------------------------
                                                      Returned  by
                                                         Bank
                Debits           Credits              as of 3/16/98
                ------           -------              -------------
                3,066.25                                    x
                                   (93.86)                  x
                2,171.90                                    x
                  380.63           (30.00)**                x
                                  (104.64)                  x
                7,717.48          (540.34)                  x
                  200.00                                    x
                   79.25          (577.46)                  x
                  431.91          (258.30)                  x
                1,957.82          (799.56)                  x
                                  (851.11)                  x
                  793.13        (1,086.24)                  x
                                (2,119.07)                  x
                                  (100.00)                  x
                                   (95.00)                  x
                                  (369.78)                  x
                                  (209.78)                  x

         -------------------------------------------------------------
         **Credit not returned


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